Exhibit 99.1

MoneyGram Announces New Money Transfer Agreement with Walmart

New Three-Year Agreement Extends Long-standing Relationship

DALLAS (Oct. 1, 2012) – MoneyGram (NYSE:MGI), a leading global money transfer company, and Walmart announced today a new three-year agreement for MoneyGram to continue providing MoneyGram branded financial products including money transfers, bill payment and money orders, at all Walmart stores in the U.S. and Puerto Rico. Under the terms of the agreement, MoneyGram is the preferred provider of money transfers at Walmart, continuing a 13-year relationship.

“This is our fourth money transfer agreement with Walmart since 1999 and our shared commitment to value and customer service continues to be the foundation for our successful relationship,” said Pam Patsley, chairman and CEO of MoneyGram. “We are committed to delivering innovative solutions and compelling products for consumers.”

The new contract commences on April 1, 2013 and includes MoneyGram committing to investments in technology and ongoing marketing and product innovation.

About MoneyGram

MoneyGram, a leading money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers bill payment services in the United States and Canada and money transfer services worldwide through a global network of more than 284,000 agent locations – including retailers, international post offices and financial institutions – in 196 countries and territories. To learn more about money transfer or bill payment at an agent location or online, please visit moneygram.com or connect with us on Facebook.

-more-

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: ongoing investigations involving MoneyGram by the United States federal government and several state governments which could result in criminal or civil penalties, revocation of required licenses or registrations, termination of contracts, including possibly all agreements with Wal-Mart, other administrative actions or lawsuits and negative publicity; our ability to maintain key agent or biller relationships, or a reduction in transaction volume from these relationships; our substantial debt service obligations, significant debt covenant requirements and credit rating; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; continued weakness in economic conditions, in both the United States and global markets; a material slow down or complete disruption of international migration patterns; litigation involving MoneyGram or its agents; which could result in material settlements, fines or penalties; fluctuations in interest rates; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to manage fraud risks from consumers or agents; the ability of MoneyGram and its agents to maintain adequate banking relationships; our ability to retain partners to operate our official check and money order businesses; our ability to maintain sufficient capital; our ability to attract and retain key employees; our ability to successfully develop and timely introduce new and enhanced products and services; investments in new products, services or infrastructure changes; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to compete effectively; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; our ability to effectively operate and adapt our technology to match our business growth; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to manage risks associated with our international sales and operations; our ability to maintain effective internal controls; and the risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s public reports filed with the SEC, including MoneyGram’s Form 10-K for the year ended December 31, 2011 and its Forms 10-Q for the quarters ended March 31, 2012 and June 30, 2012.

###

Global Media Contacts:

Mike Gutierrez/Patty Sullivan

1 214 303-9923 7605

media@moneygram.com

Investors:

Eric Dutcher

214-999-7508

edutcher@moneygram.com